Exhibit 99.6

INSTRUCTION TO REGISTERED HOLDER
FROM BENEFICIAL OWNER

OFFER FOR ALL OUTSTANDING
$300,000,000 6.375% SENIOR UNSECURED NOTES DUE 2017
CUSIP Nos. 007643AA7 AND N0100PAA6
IN EXCHANGE FOR REGISTERED
$300,000,000 6.375% SENIOR UNSECURED NOTES DUE 2017
CUSIP No. 007643AB5
OF

AERCAP AVIATION SOLUTIONS B.V.
AERCAP HOLDINGS N.V.

To Registered Holder:

        The undersigned hereby acknowledges receipt of the Prospectus dated                     , 2012 (the "Prospectus") of AerCap Aviation Solutions, B.V. (the "Company") and AerCap Holdings N.V. and accompanying Letter of Transmittal (the "Letter of Transmittal" which, together with the Prospectus, constitute the "Exchange Offer") relating to the offer by the Company to exchange up to $300,000,000 aggregate principal amount of its 6.375% Senior Unsecured Notes due 2017 (the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for up to $300,000,000 aggregate principal amount of its outstanding 6.375% Senior Unsecured Notes due 2017 (the "Old Notes"), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. Capitalized terms used but not defined have the meanings ascribed to them in the Prospectus.

        This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

        The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in amount):

$            of Old Notes

        With respect to the Exchange Offer, the undersigned hereby instructs you (check one of the following boxes):

☐
To TENDER the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered (if any)):

$            of Old Notes

or

☐
NOT to TENDER any Old Notes held by you for the account of the undersigned.

*
New Notes and the untendered portion of Old Notes must be in minimum denominations of $200,000 or any integral multiple of $1,000 in excess thereof.

        If the undersigned instructs you to tender Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the New Notes to be acquired pursuant to the Exchange Offer will be acquired in the ordinary course of business of the person acquiring the New Notes, whether or not such person is the undersigned, (ii) neither the undersigned nor any person receiving any New Notes directly or indirectly from the undersigned pursuant to the Exchange Offer is engaging or intends to engage in the distribution, as defined in the Securities Act, of the New Notes and none of them have any arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the New Notes, and (iii) neither the undersigned nor any person receiving any New Notes directly or indirectly from the undersigned pursuant to the Exchange Offer is an "affiliate," as defined under Rule 405 under the Securities Act, of the Company or AerCap Holdings N.V., a Dutch public limited liability company. If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes received in respect of such Old Notes pursuant to the Exchange Offer; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

SIGN HERE

Signature(s) of Owner(s)

Date:

          MUST BE SIGNED BY THE REGISTERED HOLDER(S) OF OLD NOTES EXACTLY AS NAME(S) APPEAR(S) ON CERTIFICATE(S) REPRESENTING THE OLD NOTES OR ON A SECURITY POSITION LISTING OR BY PERSON(S) AUTHORIZED TO BECOME REGISTERED OLD NOTE HOLDER(S) BY CERTIFICATES AND DOCUMENTS TRANSMITTED HEREWITH. IF SIGNATURE IS BY TRUSTEES, EXECUTORS, ADMINISTRATORS, GUARDIANS, ATTORNEYS-IN-FACT, OFFICERS OF CORPORATIONS OR OTHERS ACTING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY, PLEASE PROVIDE THE FOLLOWING INFORMATION.

Name(s):
(Please Print)

Capacity (Full Title):

Address:
(Include Zip Code)

Area Code and Telephone Number:

Tax Identification or Social Security Number(s):

2